Dresdner Kleinwort Benson
                                                     Private Equity LLC

                                                     75 Wall Street, 24th Floor
                                                     New York, NY  10005

January 5, 2001




Gardenburger, Inc.
1411 S.W. Morrison Street
Portland, OR 97205
Attention:  Chief Financial Officer

Ladies and Gentlemen:

         Reference is hereby made to the Convertible Senior Subordinated Note dated March 27, 1998 in the principal amount of $15,000,000 (the "Convertible Note") issued by Gardenburger, Inc. (the "Company") to Dresdner Kleinwort Benson Private Equity Partners LP ("Dresdner").

         1. The parties hereto agree to add the following paragraph to the end of Section 2 of the Convertible Note:

                  "Notwithstanding the first two paragraphs of this Section 2, on any Interest Payment Date, the Company may (but only if it has received the prior written consent of the Registered Holder) satisfy its obligation to pay the interest payable to the Registered Holder on such Interest Payment Date by increasing, as of such Interest Payment Date, the then unpaid principal amount of this Convertible Note by an amount equal to the amount of such interest, which interest, if the Company is utilizing the provisions of this paragraph, shall be calculated at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year, as appropriate, and the actual number of days elapsed in any year) instead of seven percent (7%) per annum for purposes of such interest payment only. The Company shall effect such payment by delivery to the Registered Holder of a letter, signed by an authorized officer of the Company, which states (i) the amount of such interest, (ii) that such interest has been added to the then unpaid principal amount of this Convertible Note and
                  (iii) the Market Price per share of the Common Stock as of such Interest Payment Date, which letter must be delivered to the Registered Holder no later than five days after such Interest Payment Date. If the Company makes an optional prepayment of a portion of the principal amount of this Convertible Note pursuant to Section 1(b), such prepayment shall be applied: first, to any unpaid accrued interest on the Convertible Note; second, to any pre-payment premium payable under Section 1(b); third, to any amounts added to the principal amount of this Convertible Note under this third paragraph of Section 2, in reverse order of addition; and fourth, to the initial $15,000,000 principal amount of this Convertible Note.

         2.       The  parties  hereto  agree to  amend the second  paragraph of
Section 1(d)  to read in its entirety as follows:

                  "Upon receipt of any such election, the Company shall be obligated to prepay the unpaid principal amount of this Convertible Note as specified therein, together with the applicable pre-payment premium and all unpaid accrued interest thereon, on the later of (a) the occurrence of the Change of Control or Sale Event, as the case may be, and (b) the fifth day after the Company's receipt of such election. If any proposed Change of Control or Sale Event does not occur, all requests for prepayment in connection therewith shall be automatically rescinded; provided, that, if there has been a material change in the terms or the timing of the transaction, the Registered Holder of this Convertible Note may rescind such Registered Holder's request for prepayment by giving written notice of such rescission to the Company. Notwithstanding the foregoing, at any time prior to the date the Company makes a pre-payment pursuant to this Section 1(d), the Registered Holder may elect (by delivery of written notice to the Company) to receive such payment, in whole or in part, in shares of Common Stock with a Market Price as of the date of payment (except that, with respect to amounts of principal relating to interest payments satisfied pursuant to the third paragraph of Section 2 below, the Market Price of the shares of Common Stock to be delivered pursuant to the foregoing election shall be the Market Price as of the Interest Payment Date for the applicable interest payment, as specified in the letter delivered by the Company to the Registered Holder to effect such payment) equal to the amount of principal, premium and/or interest the Registered Holder has elected to receive in shares of Common Stock rather than cash. The Company shall take all necessary actions so that, within ninety days after delivery of such shares to the Registered Holder, any and all shares of Common Stock delivered to the Registered Holder pursuant to the immediately preceding sentence (or any and all shares issued in exchange therefor in connection with the Change of Control or Sale Event) will be saleable to any Person."

         This letter may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         In all other respects the Convertible Note is ratified and shall, as so changed by the amendment provided in this letter, continue in full force and effect.

         Please acknowledge your agreement to the terms of this letter by signing this letter in the space provided below.

                                   DRESDNER KLEINWORT BENSON PRIVATE
                                   EQUITY PARTNERS LP

                                   By its general partner:

                                   Dresdner Kleinwort Benson Private Equity LLC


                                   By       /s/ Alexander P. Coleman
                                            ------------------------
                                            Name:  Alexander P. Coleman
                                            Title:    Authorized Person


Acknowledged and agreed:

GARDENBURGER, INC.



By:      /s/ Scott Wallace
        ----------------------------
         Name:  Scott Wallace
         Title:    President and CEO